UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, Superior Group of Companies, Inc. (the “Company”) entered into change in control and retention bonus agreements with Jordan Alpert, effective as of such date. The agreements had previously been approved by the Compensation Committee of the Company’s Board of Directors.

Under the change in control agreement, if Mr. Alpert, within the period commencing 30 days prior to a Change in Control and ending 24 months following a Change in Control (such period, the “Protected Period”), is involuntarily terminated for a reason other than Cause, death or disability or he resigns for Good Reason, then Mr. Alpert is entitled to receive, in addition to all accrued compensation, (i) a bonus amount equal to the annual incentive cash bonus earned and/or reasonably expected to be earned by the Employee for the calendar year in which the Termination of Employment occurred, on a prorated basis (“Pro Rata Bonus”); (ii) a severance payment equal to twice the sum of (A) the greater of Mr. Alpert’s annual base salary at the rate in effect on the termination date or at the highest rate in effect at any time during the 90 day period prior to a Change in Control, which includes any deferred amounts (the “Base Amount”), plus (B) a bonus amount based on the average of the annual cash bonuses paid or payable to Mr. Alpert and calculated using the results of the three full fiscal years ended immediately before the termination date (regardless of when paid) or, if greater, the three full fiscal years ended immediately prior to a Change in Control (the “Bonus Amount”); (iii) a payment equal to the Company’s annual share of Mr. Alpert’s medical, dental, vision, disability and similar benefits; and (iv) a payment equal to the greatest amount of annual employer contributions under any qualified retirement plan under which Mr. Alpert was a participant during any of the last three fiscal years prior to termination. If Mr. Alpert is involuntarily terminated for a reason other than Cause, death or disability or he resigns for Good Reason, at any time during the 36 months immediately following conclusion of the Protected Period, then Mr. Alpert is entitled to receive, in addition to all accrued compensation, (i) the Pro Rata Bonus; and (ii) the Base Amount. In addition, upon a Change in Control, all restrictions or performance criteria under any outstanding incentive awards held by Mr. Alpert will lapse and all such awards become fully vested. Mr. Alpert’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations, including the execution of a general release.

Under the retention bonus agreement, Mr. Alpert is entitled to receive, (i) if he remains employed with the Company for a period of 12 months immediately following a Change in Control, a retention bonus equal to his base salary as of the end of such period; and (ii) if he is involuntarily terminated for a reason other than Cause, death or disability or he resigns for Good Reason, in each case after a Change in Control but prior to expiration of such 12 month period, a retention bonus equal to his base salary as of the Change in Control or his termination date, whichever is higher, with payment of such amount subject to execution of a general release.

In addition, Mr. Alpert is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him.

Subject to certain exceptions specified in the agreements, a “Change in Control” under both agreements includes any of the following: (i) an acquisition of voting securities of the Company by any person immediately after which such person has beneficial ownership within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of 30% or more of the Company’s voting securities; (ii) a merger, consolidation, reorganization or similar transaction or series of transactions involving the Company or involving any entity of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company, unless (A) the voting securities of the Company continue to represent at least two-thirds of the combined voting power of the outstanding voting securities of the surviving corporation; (B) the individuals who were members of the Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute two-thirds or more of the members of the board of directors of the surviving corporation; and (C) no person (other than the Company, any subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation or any subsidiary, or any person who, immediately before such merger, consolidation or reorganization had beneficial ownership of 30% or more of the then outstanding voting securities) has beneficial ownership of 30% or more of the combined voting power of the surviving corporation’s then outstanding voting securities; (iii) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company; or (iv) the consummation of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary) effected in one transaction or in a series of transactions.

“Cause” is defined, in each case with respect to Mr. Alpert, as (i) breach of a material term of the relevant agreement or any other agreement with the Company addressing Mr. Alpert’s employment; (ii) material breach of any restrictive covenant or confidentiality provision; (iii) willful misconduct; (iv) continued failure to substantially perform employment duties; and (v) certain crimes and other acts or omissions. “Good Reason” is defined as (i) a material reduction or diminution in Mr. Alpert’s authority, duties, or responsibilities with regard to the Company’s legal department; (ii) a material reduction in Mr. Alpert’s annualized cash and benefits compensation opportunity, unless applied to all similarly situated persons as a direct result of corporate restructuring after a Change in Control; or (iii) the relocation of Mr. Alpert to an office or location that would increase his daily commuting distance by more than 50 miles one-way.

In connection with the new agreements, the Compensation Committee of the Company’s Board of Directors also awarded 22,007 shares of restricted stock under the Company’s 2013 Incentive Stock and Awards Plan (the “2013 Plan”) to Mr. Alpert effective July 8, 2021. These shares vest as to 13,204, 4,401 and 4,402 shares on the third, fourth and fifth anniversary of the grant date, respectively. Unvested shares of restricted stock are forfeited upon a termination for Cause or resignation without Good Reason (in each case, as defined above), but vest immediately upon a Change of Control of the Company (as defined in the 2013 Plan).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Andrew D. Demott, Jr.
Name:	Andrew D. Demott, Jr.
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer
Date: July 9, 2021